Exhibit 23.2







               Consent of Independent Accountants



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated
October 11, 1996, which appears on page 17 of the 1996 Annual Report to Shareholders of Family Dollar Stores, Inc., which is incorporated by reference in Family Dollar Stores, Inc.'s Annual Report on Form 10-K for the year ended August 31, 1996.




PRICE WATERHOUSE LLP




Charlotte, North Carolina
August 27, 1997